EXHIBIT 99.1

       Digital Recorders, Inc. Shareholders Elect New Director

    DALLAS--(BUSINESS WIRE)--June 4, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced that its shareholders elected Nuria I. Fernandez to a three-year term on its Board of Directors during the recent Annual Meeting of Shareholders.
    "We are grateful to have Nuria join our team as a director. Given her transit industry and federal level experience and relationships, she brings valuable insight and knowledge to the Company. Our shareholders will be well served, and I am both delighted and honored to have her clear, objective, and market-focused thinking on our team," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    ABOUT NURIA I. FERNANDEZ

    Nuria I. Fernandez serves as Senior Vice President of Business Development at Earth Tech, an engineering consulting firm headquartered in Long Beach, Calif., and owned by Tyco International Ltd. (NYSE:TYC). Working from Earth Tech's Alexandria, Va., office since 2001, Ms. Fernandez is responsible for expanding Earth Tech's transportation business opportunities in the U.S. and abroad.
    From 1997 to 2001, Ms. Fernandez was Deputy Administrator and Acting Administrator at the Federal Transit Administration, U.S. Department of Transportation, in Washington, D.C., where she managed and directed operations for the 500-employee agency responsible for securing funding for planning, design, construction, and technology for bus and rail systems in the U.S. and its territories. She also established policies and developed guidelines on the implementation of rules and regulations that governed federally funded mass transit programs.
    From 1994 to 1997, she led the design and construction division of the Washington Metropolitan Area Transit Authority in Washington, D.C.
    From 1989 to 1993, she served as Senior Vice President of the Chicago Transit Authority. From 1982 to 1989, she served as Coordinating Engineer of the City of Chicago's Department of Public Works, where she was involved with the $1.2 billion expansion of O'Hare International Airport.
    Ms. Fernandez has received numerous transit industry awards, including:

    --  the Minority Business and Professionals' Outstanding
        Leadership Award;

    --  the Woman's Transportation Seminar Woman of the Year and
        National Member of the Year awards;

    -- the Conference of Minority Transportation Officials' Women in Transportation Award; and

    --  the White House Elizabeth Cady Stanton Achievement Award.

    Ms. Fernandez received a Bachelor of Science degree in Civil
Engineering from Bradley University and a Master of Science degree in Business Administration from Roosevelt University.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com